CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 12, 2001, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Peoples Bancorp of North Carolina, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peoples Bancorp of North Carolina, Inc. on Form S-3 (File No. 333-43426, effective August 10, 2000).




                                   /s/  PORTER  KEADLE  MOORE,  LLP


Atlanta,  Georgia
March  29,  2001


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